UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  June 21, 2012

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers.

On June 21, 2012, Plug Power Inc. (the “Company”) executed an Execute Employment Agreement (the “Agreement”) with Gerard A. Anderson that replaces the Severance Agreement executed July 12, 2007 and the Executive Severance Agreement, executed July 9, 2007.

This Agreement increases Mr. Anderson’s annual base salary from $225,000 to $330,000.

This Agreement also provides that, among other things, if the Company terminates his employment without cause (a “Terminating Event”), he will be entitled to (1) receive a lump sum payment equal to the sum of (i) two times his annual base salary in effect immediately prior to the Terminating Event and (ii) his annual bonus for the fiscal year immediately prior to the Terminating Event, and (2) accelerate vesting in his options by twelve (12) months following the Terminating Event.

This Agreement also provides that if a Terminating Event occurs within twelve (12) months after a change in control of the Company, Mr. Anderson will be entitled to (1) receive a lump sum payment equal to the sum of (i) two times his average annual base salary over the three fiscal years prior to the Terminating Event and (ii) two times his average annual bonus over the three fiscal years prior to the change in control, (2) accelerate vesting in his options for twelve (12) months following the Terminating Event, and (3) receive benefits, including health, dental and life insurance for twelve (12) months following the Terminating Event.

The foregoing summary is qualified in its entirety by reference to the copy of the Agreement, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Executive Employment Agreement dated as of June 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: June 22, 2012	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer